DEFERRED COMPENSATION AGREEMENT

            This agreement (the "Agreement"), executed this 1 day of March of 2004, and becoming effective as of today, by and between Banco Santander Puerto Rico (hereinafter referred to as the "Bank") and Mr. Anthony G. Boon Cruz (hereinafter referred to as the "Executive");

WITNESSETH:

            WHEREAS, the Bank is a commercial bank engaged in business in Puerto Rico;

            WHEREAS, Executive is employed by the Bank as Systems Director;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

            Section 1. Compensation

            Commencing on the effective date of this Agreement, the Bank will compensate the Executive for his services in the form of both current and deferred compensation.

            The Bank agrees to pay the Executive, and the Executive agrees to accept as his current annual compensation for the services to be rendered hereunder a total regular compensation (the "Regular Compensation"), which will be payable in twenty-six (26) bi-weekly installments.  In addition to the Regular Compensation provided for above, the Bank agrees to pay the Executive and the Executive agrees to accept as additional compensation (the "Additional Compensation") for the services to be rendered by the Executive, Christmas and production bonuses to which he may be entitled under the last paragraph of this section.

With regards to the total compensation payable during calendar year 2003, the Bank agrees to pay the Executive and the Executive agrees to accept as deferred compensation (the "Deferred Compensation") thirty percent (30%) of Regular and Additional Compensation, which amounts shall be deposited in the Santander Puerto Rico Deferred Compensation Trust for the Benefit of Anthony Boon Cruz (the Trust").  For subsequent calendar years, the percentage to be deferred from Regular and Additional Compensation shall be notified to the Trustee on the month prior to the commencement of the calendar year to which such percentage of withholding will apply.  Such amounts shall be controlled by the terms of this Agreement and will be forfeited by the occurrence of any of the events of forfeiture specified in Section 2.3 below.  If no election is made prior to the commencement of the taxable year, the same deferral percentage used in the previous year shall apply.

            In addition to such current and deferred compensation, Executive shall be entitled to the following benefits: (i) reimbursement for all reasonable expenses incurred in connection with the business of the Bank, (ii) receive all other benefits generally available to executive officers of the Bank from time to time and any specific benefits granted by the Bank to the Executive; (iii) participate in all pension, profit sharing, and similar plans of the Bank for the benefit of its executives; and (iv) if and when approved by the Board of Directors of the Bank, to such bonus or additional compensation as may from time deem to be warranted by his performance of services and the condition of the Bank.  For purposes of determining the amount of the Christmas bonus, performance bonuses and Regular Compensation adjustment, if any, the base compensation shall be the sum of the Regular Compensation and any amount deferred from Regular Compensation, as adjusted annually.

            Section 2. Deferred Compensation Trust Account

            2.1       Trust Account

            The deferred portion of the total compensation will not be paid by the Bank to the Executive as it is earned by him.  Instead, the Bank will pay the amounts of the Deferred Compensation to the Trust established for purposes of holding and investing the Deferred Compensation amounts until they become payable to the Executive pursuant to the provisions of this Agreement and the corresponding Deed of Trust.  Said Deed of Trust shall be bound by the terms and conditions of this Agreement.

            The Deferred Compensation amount shall be paid by the Bank to the Trust on a monthly basis.

            Except as may be provided herein and the Deed of Trust, the Trustee shall have full and complete power and authority over the trust, as fully and to the same extent as any individual might, could, or would have owned similar property or securities.  The Trustee shall not be liable for any error of judgment, mistake of fact or of law, or act, or omission, except for his own willful malfeasance or manifest negligence.

As provided in the employment agreement.

            The Deferred Compensation amounts and the investment income thereof accumulated by the Trust shall become payable to Executive in the manner provided in Section 2.2 below unless forfeited by the occurrence of any of the events of forfeiture specified in Section 2.3 below.

            At the time Executive is entitled to receive payments from the Deferred Compensation Trust Account in accordance with the provisions of Section 2.2(b) below (representing distributions of funds other than distributions of investment income funds), the Bank shall furnish to the Trustee a written statement instructing and authorizing him to pay to the Executive the corresponding amount of the Deferred Compensation Trust Account in the applicable manner described in said Section 2.2(b).  Such notification shall include a schedule (the "Payment Schedule") that indicates the amount payable to the Executive or that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for under this Agreement), and the time for commencement for payments of such amounts.  Except as otherwise provided herein, Trustee shall pay Executive in accordance with such Payment Schedule.  The Trustee shall provide for the reporting and withholding of any federal, estate or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the Payment Schedule and the terms of the Agreement and shall pay amounts withheld to the appropriate taxing authorities, or determine pursuant to the Payment Schedule that such amounts have been reported, withheld and paid by the Settlor.  The Trustee shall thereafter immediately notify Executive in writing as to the Bank’s instructions, and Executive shall have thirty days from the date of such notification to object (in the manner indicated below) to the Payment Schedule.  If no such objection is raised within said period of time, Trustee shall make the applicable distribution to Executive.  With respect to the investment income, the Trustee shall distribute such income to Executive in accordance with the provisions of Section 2.2(a) unless the Bank furnishes to the Trustee a written statement providing that an event of default has occurred.

            In the event the Bank considers that an event of forfeiture has occurred (either with respect to distributions of investment income funds or of funds other than distributions of investment income funds), the Bank shall be required to so notify it in writing to the Trustee and to the Executive indicating the reasons for such determination.  In the event Executive disagrees with the determination made by the Bank as to the occurrence of an event of forfeiture, said issue shall be arbitrated before an individual selected by mutual consent of the parties.  In the event the parties cannot agree as to the appointment of an Arbitrator, then the arbitration proceedings shall take place in San Juan, Puerto Rico, in accordance with the rules of the American Arbitration Association.  The decision of the Arbitrator shall be final and binding upon all parties and shall be enforceable in any court having jurisdiction thereof.  Any amount of the Deferred Compensation Trust Account which is considered to have been forfeited, shall be paid (in cash or in kind) by the Trustee to the Bank within the next 30 days following such determination.

            Section 2.2 Payment of Deferred Compensation

            Section 2.2 (a) Distribution of Investment Income

            The Trust’s investment income, including net capital gains, will be paid by Trustee to Executive or to his executor, administrator or estate within the next five business days after such income is received by Trustee.  The current distribution of the Trust’s investment income will commence immediately after the receipt by the Trust of such investment income and will continue thereafter until the Trust is terminated.

            The amount of the deferred portion of the total compensation accumulated by the Trust will be distributed in the manner described below unless forfeited by the occurrence of any of the events of forfeiture specified in Section 2.3 below.

            The Trustee shall have the power to decide what will constitute income of the Trust that will be currently distributed and what will constitute corpus of the Trust, and such decision shall be final and binding upon all parties.

            Section 2.2 (b) Distribution of Deferred Compensation

            Section 2.2 (b)(1) Termination for any Reason other than Death

            In the event that the Executive services shall be terminated by reason of disability, retirement, voluntary or involuntary termination of employment, or for any other reason other than his death, the value of his Deferred Compensation Trust Account maintained by the Trustee as of the date in which the first installment is payable to Executive shall be paid by Trustee to the Executive in the following manner, unless forfeited by the occurrence of any of the events of forfeiture specified in Section 2.3 below:

-           if the value of his Deferred Compensation Trust Account does not exceed the sum of $100,000, then, said value thereof shall be paid to Executive over a five (5) year period in five (5) annual installments commencing on January 1st of the year following termination of services and continuing on January 1st of the subsequent four (4) years, or

-           if such value exceeds the sum of $100,000, then said value thereof shall be paid to Executive, over a ten (10) year period in ten (10) annual installments commencing on January 1st of the year following termination of services and continuing on each January 1st of the subsequent nine (9) years.

            As provided above, during the pay-out period, the Trust’s income, including net capital gains, will be paid by Trustee to Executive as such income is received by Trustee.

            The amount of each installment shall be determined by dividing: (1) the value of the Deferred Compensation Trust Account at the date the first installment is payable by, (ii) the total number of installments payable.  Any increment in the value of the installments in the Deferred Compensation Trust Account during the pay-out period shall increase the amount of the last installment due and any reduction in the value of investments shall reduce the amount of each installment in reverse order of maturity.

            The Executive may, however, prior to the date of termination of services for the reasons indicated above, file a written document with the Bank and Trustee electing:

-           to receive the unpaid value of his Deferred Compensation Trust Account over a longer period of time,

-           and/or that the annual installments commence at a later date other than the subsequent January 1st after the date of retirement but no later than his attainment of age sixty (60).

            For purposes of this Section, the Executive shall be deemed to be disabled if he is unable to effectively carry on his normal duties for a period of more than 120 consecutive working days or for more than 120 working days during any 12-month period.

            The Bank shall notify in writing to the Trustee the manner of payment selected by the Executive.

            Section 2.2 (b)(2) Termination of Services by Death

            In the event that the Executive’s services are terminated by death, or in the event of Executive’s death after termination of services, without the occurrence, in either case, of any of the events of forfeiture specified in Section 2.3 below, the unpaid value of his Deferred Compensation Trust Account shall be paid by Trustee in a lump sum within thirty (30) days after his death to his estate, or to his designated heirs thereof, if provided by law or by a valid will executed by the Executive, unless Executive notifies the Bank and Trustee in writing at any time that such unpaid value be paid in a lump sum at a designated time within the five (5) year period following the death of the Executive or in ratable annual installments over a five (5) year period or a specified longer period not to exceed ten (10) years.

            Section 2.2(3) Hardship

            Upon a showing of financial hardship and provided that none of the events of forfeiture specified in Section 2.3 below has occurred, the Bank may, in its sole discretion, direct the Trustee to pay the Executive (or, in the event of death, to the Executive’s estate) in one lump sum a portion or all of the unpaid value of such Executive’s Deferred Compensation Trust Account to the extent necessary to alleviate the hardship.  A hardship is an emergency beyond the control of the Executive and/or his dependents.

            Section 2.3 Forfeiture of Benefit Payments

            Notwithstanding anything contained herein to the contrary, no payment of any then unpaid value of the Deferred Compensation Trust Account (including investment income thereof) shall be made and all the rights of the Executive under this Agreement and the Deed of Trust, his estate, executors, or administrators, or any other person, to receive payments thereof shall be forfeited in any of the following events occur:

(i)         The Executive, while in the service of the Bank, shall engage in:

                        (1)        a material breach of the covenants established in Section 3 of this Agreement; and/or

                        (2)        be convicted in a court of competent jurisdiction for theft of Bank’s property or embezzlement, terminating this Agreement as described in Section 4 hereof;

(ii)        The Executive, after ceasing to be engaged as an Executive of the Bank and until the time of receiving the final installment payment or distribution from the Deferred Compensation Trust Account, shall engage in any of the following:

                        (1)        a material breach of the covenants established in Section 3 of this Agreement, and/or

                        (2)        refuses to make himself available upon request at reasonable times and upon a reasonable basis to consult with, supply information to, and otherwise cooperate with the Bank with respect to any matter that was handled by his while he was in the service of the Bank.

            Except in the case of engaging in any of the activities or actions mentioned above, the Executive shall be entitled to receive the full amount accumulated in his deferred compensation trust account in the manner provided above irrespective of whether this Agreement or Executive’s employment with the Bank be terminated for reasons other than those provided herein.

            Section 2.4 Deferred Compensation not Salary for Pension Plan Purposes

            Any Deferred Compensation payable under this Agreement shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or retirement plan.

            Section 3. Covenants

            While Executive is employed hereunder by the Bank he shall not, without the prior written consent of the Bank, engage directly or indirectly in any other employment or have any interest, direct or indirect, in any other business, firm, or corporation which directly competes or conflicts with the business of the Bank; provided, however, that he may continue to own or may hereafter acquire any securities or a class of any publicly owned or privately held company.

            Executive shall treat as confidential and keep secret the affairs of the Bank and shall not at any time during the term of this Agreement or thereafter, without the prior written consent of the Bank, divulge, furnish or make known or accessible to, or use for the benefit of, anyone other than the Bank and its affiliates any information or a confidential nature relating in any way to the business of the Bank or its affiliates or their clients and obtained by his in the course of his services hereunder.

            All records, papers, and documents kept or made by the Executive relating to the business of the Bank or its affiliates of their clients shall be and remain as property of the Bank.

            Section 4. Termination

            The Bank and the Executive individually shall have the right to terminate this agreement, as well as Executive’s employment with the Bank, at any time by giving the other party 30-day advance notice.  Upon termination of this agreement and/or Executive’s employment with the Bank, the Bank will not be liable to the Executive, except for any compensation (including Deferred Compensation), accrued, but unpaid.  Except in the case of the occurrence of any of the events of forfeiture described in Section 2.3 above, the Executive shall have a vested right to receive, in the manner provided in Section 2.2(b)(1), the total value of the Deferred Compensation Trust Account as of the above-mentioned date of termination of his services.

            Section 5. Assignment

            This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Bank.  Neither this Agreement nor any right hereunder (including the rights of the Executive or any other person to the payment of Deferred Compensation) shall be assigned, transferred, pledged, or encumbered by Executive, except an assignment or transfer of the Deferred Compensation by will or by the laws of descend and distribution.

            Section 6. Term of the Agreement

            This Agreement shall be in effect from the date of this contract and thereafter until such full time service of the Executive is terminated as herein provided.  No part of the Agreement shall be interpreted or construed as granting or providing the Executive employment for a determined or fixed period of time.

            The Executive agrees and acknowledges the nature of his employment with the Bank as having no determined or fixed period of time, and as such, subject to the provisions of Section 4 of this Agreement.

            Section 7. Release

In case the Puerto Rico Department of the Treasury disputes any deferral of income pursuant to the Agreement, the Executiveshall be solely responsible for any tax liability that may result from such action.  In addition, the Executive shall hold harmless, indemnify, and defend Settlor for any deficiency or tax liability, including interests, surcharges, additions to tax and penalties there on, that may be imposed or assessed in regards to the benefits granted and accumulated under this Trust Agreement.  Furthermore, the Executive waives the Settlor of any other tax consequences arising out of the deferred compensation herein provided.

            Section 8. Agreement Entire

            This Agreement constitutes the entire understanding between the Bank and the Executive concerning his Deferred Compensation.  This Agreement may not be changed orally.

            Section 9. Applicable Law

            This Agreement shall be governed by and construed in accordance with the laws of Puerto Rico.

EXECUTIVE                                                   BANCO SANTANDER PUERTO RICO

                                                                                                                     _____________

            Mr. Anthony G. Boon Cruz                              Bank’s Authorized Representative